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                                                                      EXHIBIT 5

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                                                                      EXHIBIT 5


                      [LETTERHEAD OF EDWARDS & ANGELL, LLP]


                                                                   July 8, 1999


Fleet Financial Group, Inc.
One Federal Street
Boston, MA  02110

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Fleet Financial Group, Inc. (the "Company") with the Securities and Exchange Commission on July 8, 1999 in connection with the registration under the Securities Act of 1933, as amended, of up to 373,086,000 shares of common stock, $.01 par value (the "Common Stock").

    We have served as counsel for the Company and, as such, assisted in the organization thereof under the laws of the State of Rhode Island and are familiar with all corporate proceedings since its organization. We have examined the following documents and records:

    1.   The Restated Articles of Incorporation of the Company;

    2.   The By-Laws of the Company;

    3. The Agreement and Plan of Merger dated as of March 14, 1999 (the "Merger Agreement"); and

    4. All corporation minutes and proceedings of the Company relating to the issuance of the Common Stock of the Company being registered under the Registration Statement.

    We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Common Stock. We also are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock.


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Fleet Financial Group, Inc.
Page 2
July 8, 1999


    Based upon such examination, it is our opinion that, subject to the proposed additional proceedings being duly taken and completed as now contemplated by the Company prior to the issuance of the Common Stock, the Common Stock being registered by the Registration Statement, when issued pursuant to the Merger Agreement upon consummation of the Merger contemplated therein, will be validly issued, fully paid and nonassessable.

    V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, a subsidiary of the Company and beneficially owns 8,104 shares of Common Stock of the Company.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Joint Proxy
Statement-Prospectus which is part of the Registration Statement.


                                       Very truly yours,

                                       /s/ EDWARDS & ANGELL, LLP

                                       EDWARDS & ANGELL, LLP